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                                                                      EXHIBIT 21




                           SUBSIDIARIES OF THE COMPANY



                 Arkansas Lime Company, an Arkansas Corporation

                  Colorado Lime Company, a Colorado Corporation

                     Texas Lime Company, a Texas Corporation